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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 24, 2002
                         ------------------------------
                                (Date of Report)

                                 CAPTARIS, INC.
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               (Exact Name of Registrant as Specified in Charter)

         Washington                  0-25186                  91-1190085
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(State or Other Jurisdiction   (Commission File No.)        (IRS Employer
      of Incorporation)                                   Identification No.)

                 11410 NE 122nd Way, Kirkland, Washington 98034
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          (Address of Principal Executive Offices, including Zip Code)

                                 (425) 820-6000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On April 10, 2002, Captaris, Inc. entered into a nonexclusive license agreement with AudioFAX IP LLC, settling a patent infringement suit filed by AudioFAX in November 30, 2001. As reported in Captaris' Annual Report on Form 10-K for the year ended December 31, 2001, the lawsuit was filed against Captaris in the United States District Court for the Northern District of Georgia claiming ownership of three United States patents and asserting that Captaris was infringing these patents as a result of its sale of certain enhanced facsimile products. The suit requested unspecified damages, treble damages due to willful infringement, and preliminary and permanent injunctive relief. On January 17, 2002, Captaris filed an answer denying liability, and a counterclaim seeking a declaratory judgment that the patents are invalid and not infringed.

     Captaris paid a one-time fee to license the technology until the patents expire in 2008 and 2011. In the first quarter of 2002, Captaris recorded a charge of $875,000, reflecting the portion of the license fee that relates to prior years. The balance of the license fee, the amount of which is confidential, is being capitalized over the remaining life of the patents and is not expected to be material to Captaris' results of operations beyond the first quarter.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CAPTARIS, INC.

Dated: April 24, 2002                 By: /s/ Jeffrey B. deCillia
                                          --------------------------
                                          Jeffrey B. deCillia
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary